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                                                                   EXHIBIT 10.79

                                   EXHIBIT B
                             NON-COMPETE AGREEMENT



             THIS NON-COMPETE AGREEMENT (the "Agreement") is made as of this _____ day of ______________, 1994, by and among WHITE BROADCASTING, d/b/a WIIS-FM, with an address at 685 East Long Lake, Bloomfield Hills, Michigan 48304 (the "Seller") and TROPIC OF KEY WEST, INC., a Nevada corporation, with an address of 3366 Riverside Drive, Suite 200, Columbus, Ohio 43221 (the "Buyer").

                                    RECITALS

             WHEREAS, Seller is the licensee of Station WIIS-FM (the "Station"); and
             WHEREAS, Buyer and Seller have entered into a Purchase Agreement dated ________________, 1994 pursuant to which Seller has agreed to sell and assign and Buyer has agreed to purchase and acquire substantially all of the property and assets used or useful in the operation of the Station; and
             WHEREAS, on _______________ the Federal Communications Commission (the "Commission" or "FCC") granted its consent to the assignment of the Station Licenses (as defined in the Purchase Agreement) from Seller to Buyer; and
             WHEREAS, Buyer and Seller intend to consummate the transaction contemplated by the Purchase Agreement by executing such documents and instruments and by otherwise fulfilling their respective obligations under the Purchase Agreement on the Closing Date of even date herewith; and
             WHEREAS, the parties hereto wish to enter into a non-compete agreement with respect to the Station and the area surrounding the Station, upon the terms and subject to the conditions hereinafter set forth.

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             NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth herein, the parties hereto agree as follows:
             1. CONSIDERATION. In consideration of Seller's obligations hereunder, Buyer has paid Seller on the date of this Agreement the sum of _____________ ($__________), which sum is part of the total Consideration under the Purchase Agreement.
             2.    NON-COMPETITION/NON-INTERFERENCE.
                   A. For a period of four (4) years from the date of this Agreement (the "Noncompetition Period"), Seller agrees that neither he nor his Affiliates (as defined below) shall, directly or indirectly, (i) own, manage, operate, control, join, assist, lend money to, guarantee the obligation of, or participate in the ownership, management, operation or control of, or be connected as consultant, stockholder, director, officer, employee, or partner with, or participate in any manner with the start-up or set-up of, any Competitive Business (as defined below), or (ii) solicit or induce any employee of Buyer to terminate such employment or become employed by any person or entity other than Buyer. "Competitive Business" means any AM or FM radio station, as defined in Part 73 of the FCC's rules and regulations, the transmitter, studio site or city of license of which is located within, or the 1mV/m contour of which encompasses in whole or part, the Restricted Region (as defined below); provided, however, notwithstanding anything herein to the contrary, that information delivery and other activities not using voice signals shall not be deemed to be Competitive Business, nor shall Seller or his Affiliates be deemed to be prohibited from engaging in any of the following: television, cable TV, cable TV programming, data transfer and transmission using radio or other frequencies and their subcarriers, cellular radio, paging and distribution of signals by satellites. "Restricted Region" means the area encompassing a fifty (50) mile radius of the Station's current FM and/or AM transmitter sites. An "Affiliate" means any other person or entity that controls or is controlled by either of the Seller. Notwithstanding anything herein to the contrary, the restrictions of this Non-Competition Agreement shall not (x) apply to the activities of any publicly-held company less than five percent (5%) of the equity of which is owned directly or indirectly by Seller or his Affiliates; or (y) prevent Seller's or his Affiliates' acquisition of or entering into a joint venture or other similar arrangement with a business less than ten percent (10%) of the revenues of which derive from a Competitive Business; provided, however, that the Seller

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agrees to divest or cause the divestment of such Competitive Business within one (1) year of the date of the acquisition or entry into such joint venture or other similar arrangement.
                   B. Seller acknowledges and agrees that the provisions of this Section 2 have been specifically negotiated and carefully tailored with a view to preventing the serious and irreparable injury that Buyer will suffer in the event of competition by Seller with Buyer in the Restricted Region during the Non-Competition Period. Buyer is providing the benefits set forth in this Agreement in reliance on Seller's representation that the restrictions on it set forth in this Section 2 will not impose an undue hardship on Seller because of the availability of other opportunities with respect to the operation of radio stations. Seller further acknowledges that his breach of this Section 2 will cause irreparable injury and damage to Buyer, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach would be inadequate. Accordingly, if Seller breaches this Section 2, then Buyer shall be entitled to injunctive relief without posting bond or other security. If Seller violates this Section 2 and Buyer brings legal action for injunctive or other relief, Buyer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of non-competition set forth in this Section 2. Accordingly, the covenant set forth in this Section 2 shall be deemed to have the duration set forth herein, computed from the date such relief is granted but reduced by the time expired between the date the Non-Competition Period began to run and the date of the first violation of Section 2 by such Seller.
                   C. In the event that, despite the express agreement of Buyer and Seller, any provision of this Section 2 shall be determined by any court or other tribunal of competent jurisdiction to be unenforceable for any reason whatsoever, the parties agree that this Section 2 shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum extent in any and all other respects as to which it may be enforceable, all as determined by such court or tribunal.
             3. NOTICES. All notices, requests, demands, and other communications pertaining to this Agreement shall be in writing and shall be deemed duly given when delivered personally (which shall include delivery by Federal Express or other nationally recognized reputable overnight courier service that issues a receipt or other confirmation of delivery) to the party for whom such

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communication is intended, or three (3) business days after the date mailed by certified or registered U.S. mail, return receipt requested, postage prepaid, addressed as follows:

                   (a)    If to Seller:

                          Mr. J. Larry White
                          White Broadcasting
                          685 East Long Lake
                          Bloomfield Hills, Michigan 48304

                          ()  Fax: ()

                          with copies (which shall not constitute notice) to:


                          and

                   (b)    If to Buyer:

                          Mr. John E. Rayl
                          Partech Communications Group, Inc.
                          3366 Riverside Drive, Suite 200
                          Columbus, Ohio 43221

                          (614) 538-0660  Fax: (614) 538-0670

                          with copies (which shall not constitute notice) to:

                          Charles A. Koenig
                          Cloud Koenig & Owen
                          5354 North High Street, Suite 3D
                          Columbus, Ohio 43214

                          (614) 221-3621  Fax: (614) 221-2698
Any party may change its address for notices by notice to the others given pursuant to this Section.
             4. ATTORNEY'S FEES. If any party initiates any litigation against any other involving this Agreement, the prevailing party in such action shall be entitled to receive reimbursement from the other party for all reasonable attorneys' fees and other costs and expenses incurred by the prevailing party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in that proceeding.


             5. WAIVER. Unless otherwise specifically agreed in writing to the contrary: (i) the failure of any party at any time to require performance by another of any provision of this Agreement shall not affect such party's right thereafter to enforce the same; (ii) no waiver by any

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party of any default by any other shall be valid unless in writing and acknowledged by an authorized representative of the nondefaulting party, and no such waiver shall be taken or held to be a waiver by such party of any other preceding or subsequent default; and (iii) no extension of time granted by any party for the performance of any obligation or act by any other party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.
             6. NON-ASSIGNMENT. The duties of each party hereunder shall not be assignable; provided, however, that Buyer may assign its rights under this Agreement to, and this Agreement shall thereafter be binding upon and inure to the benefit of, any subsequent license of the Station and such assignee shall thereupon be deemed substituted for Buyer upon the terms and subject to the conditions hereof.
             7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and referenced herein, and supersedes and terminates any prior agreements between the parties (written or oral). This Agreement may not be altered or amended except by an instrument in writing signed by all parties hereto.
             8. COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures on each such counterpart were on the same instrument.
             9. SEVERABILITY. If any one or more of the provisions contained in this Agreement should be found invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Any illegal or unenforceable terms shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the balance of this agreement shall then by fully enforceable.
             10. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the choice of law rules utilized in that jurisdiction.
             11. COUNSEL.. Each party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each party hereby waives the application of any rule of law that would otherwise be applicable in connection with the

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interpretation of this Agreement, including but not limited to any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the party whose counsel drafted that provision.

             IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a respective duly authorized officer as of the date first written above.


                   SELLER:
                   WHITE BROADCASTING

                   By:_______________________________________

                   Title:____________________________________




                   BUYER:
                   TROPIC OF KEY WEST, INC.


                   By:_______________________________________

                   Title:____________________________________



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